UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2003

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

On November 14, 2003, the Mohegan Tribal Gaming Authority (the “Authority”) announced that on November 12, 2003 it completed its offer to the holders of $330.0 million aggregate principal amount of its 6 3/8% Senior Subordinated Notes due 2009 to exchange such notes for an equal amount of its newly issued 6 3/8% Senior Subordinated Notes due 2009. The new notes have substantially identical terms as the original notes, except that the new notes have been registered under the Securities Act of 1933, as amended, and are freely tradable.

The exchange offer expired at 5:00 p.m., New York City time on November 10, 2003. The Authority was informed by the exchange agent that as of 5:00 p.m., New York City time on November 10, 2003, 100% of the $330.0 million aggregate principal amount of its 6 3/8% Senior Subordinated Notes due 2009 had been tendered in the exchange offer.

On November 14, 2003, the Authority issued a press release relating to the completion of the exchange offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This press release may also be found on the Authority’s website at www.mohegansun.com under “About Mohegan Sun/Investor Relations.”

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.
The following exhibits are furnished as part of this report:
99.1	Press Release of the Mohegan Tribal Gaming Authority, dated November 14, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY
Date: November 14, 2003	By:	/s/ Mark F. Brown
Mark F. Brown
Chairman, Management Board

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated November 14, 2003.